EXHIBIT 10.8

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to STAR MEADOWS, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s rights and obligations under and in regard to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated June 29, 2015, (as may have been amended or may hereafter be amended, the “Purchase Agreement”), between AP WP Green REIT LLC, a Delaware limited liability company (“Seller”) and Assignor for the purchase and sale of that certain real property located in North Richland Hills, Texas, as more particularly described in Exhibit A attached hereto (the “Property”).

Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.

All of the provisions, covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment, and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.

(SIGNATURES APPEAR ON FOLLOWING PAGE)

Assignment of PSA-Meadows	1

WITNESS THE EXECUTION HEREOF, as of this 26th day of August, 2015.

ASSIGNOR:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Ana Marie del Rio, Vice President

ASSIGNEE:

STAR MEADOWS, LLC
a Delaware limited liability company

By:     Steadfast Apartment Advisor, LLC,
a Delaware limited liability
company, its Manager

By:	/s/ Kevin J. Keating
Kevin J. Keating, Treasurer

Assignment of PSA-Meadows	2

Exhibit A

DESCRIPTION OF THE LAND

PARCEL 3: (Villas On The Green)

TRACT 1: (Fee Simple)

BEING Lot 2R1, Block 2, Walker Branch Addition, an Addition to the City of North Richland Hills, Tarrant County, Texas according to the Plat recorded in Cabinet A, Slide 4001, Plat Records, Tarrant County, Texas, and being described as follows:

BEGINNING at a 1/2 inch iron pin set in the West line of Lot 3R, Block 2, Walker Branch Addition, an Addition to the City of North Richland Hills, Tarrant County, Texas according to plat recorded in Cabinet A, Slide 2941, Plat Records, Tarrant County, Texas for the Northeast corner of tract being described, from which a 3/8 inch iron pin found bears 1.24 feet North 05 degrees 50 minutes 46 seconds East, said point being the Northeast corner of said Lot 2, Block 2, Walker Branch Addition and the most East Southeast corner of Lot 1, Block 2, Walker Branch Addition, an Addition to the City of North Richland Hills, Tarrant County, Texas according to plat recorded in Volume 388-154, Page 22, Plat Records, Tarrant County, Texas;

THENCE South 00 degrees 05 minutes 25 seconds East 637.07 feet along the common line between said Lot 2, Block 2, Walker Branch Addition and Lot 3R, Block 2, Walker Branch Addition to a capped iron pin (MOAK) found for the most Easterly Southeast corner of tract being described;

THENCE South 44 degrees 35 minutes 14 seconds West 629.93 feet to a capped iron pin (MOAK) found for corner;

THENCE South 30 degrees 08 minutes 33 seconds East 148.58 feet to a capped iron pin (MOAK) found for the beginning of a curve to the left with a radius of 903.44 feet;

THENCE Southeasterly along said curve to the left a distance of 239.81 feet to a capped iron pin (MOAK) found in the Northerly R.O.W. line of State Highway No. 26, whose chord bears South 37 degrees 44 minutes 48 seconds East 239.11 feet;

THENCE South 44 degrees 38 minutes 56 seconds West 354.02 feet along said R.O.W. line of State Highway No. 26 to a 5/8 inch iron pin found in the Easterly R.O.W. line of Emerald Hills Way for the Southwest corner of tract being described, said point being located in a curve to the right with a radius of 1257.44 feet;

THENCE Northwesterly along the East R.O.W. line of Emerald Hills Way and curve to the right 323.78 feet to a 5/8 inch iron pin found for the end of said curve, whose chord bears North 37 degrees 44 minutes 48 seconds West 322.80 feet;

THENCE North 30 degrees 08 minutes 33 seconds West 118.04 feet and continuing along the East R.O.W. line of Emerald Hills Way to a 5/8 inch iron pin found for the beginning of a curve to the right with a radius of 940.33 feet;

THENCE Northwesterly along the East R.O.W. line of Emerald Hills Way and curve to the right 492.36 feet to a 5/8 inch iron pin found for the end of said curve, whose chord bears North 15 degrees 08 minutes 32 seconds West 486.76 feet said point also being the beginning of a curve to the left with a radius of 545.00 feet;

THENCE Northwesterly along said East R.O.W. line of Emerald Hills Way and curve to the left 142.66 feet to a 5/8 inch iron pin found for the Northwest corner of tract being described, whose chord bears North 07 degrees 38 minutes 28 seconds West 142.26 feet, said point also being the Southwest corner of Lot 1, Block 2, said Walker Branch Addition;

THENCE North 74 degrees 51 minutes 27 seconds East 90.00 feet along the common line between Lots 1 and 2, Block 2, said Walker Branch Addition to a 5/8 inch iron pin found for corner, said point being located in a curve to the right with a radius of 600.76 feet;

Assignment of PSA-Meadows	3